Exhibit 99.1

FLUIDIGM ANNOUNCES PRELIMINARY FOURTH QUARTER 2013 REVENUE AND

ISSUES 2014 REVENUE GUIDANCE

SOUTH SAN FRANCISCO, Calif. – January, 14, 2014 – Fluidigm Corporation (NASDAQ:FLDM) today announced total revenue for the fourth quarter of 2013 is expected to be approximately $21 million based on preliminary, unaudited financial data. Instrument revenue is expected to be approximately $12 million and consumables revenue is expected to be approximately $8.5 million. Fluidigm’s instrument installed base increased to approximately 920 units at the end of Q4 2013.

“We ended 2013 with record quarterly revenue across both instruments and consumables in Q4 2013. We continued to see strong momentum in the single-cell genomics market during the quarter. Single-cell genomics revenue, which represented approximately half of our product revenue, nearly doubled year-over-year in 2013.” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

Fluidigm projects total revenue growth for the full year 2014 to be between 23% and 28% from anticipated 2013 total revenue of $71 million.

Fluidigm will release financial results and host a conference call for the fourth quarter and full year 2013 in February.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected fourth quarter and full year 2013 total, instrument, and consumables revenue, and projected total revenue growth for the full year 2014. Our audited financial results are not yet available. Our preliminary expectations regarding 2013 total, instrument, and consumables revenue are subject to review by our management and audit by our independent registered public accounting firm, and actual results could differ from management’s expectations as a result of such review or audit. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks relating to market acceptance of our products; our ability to successfully launch new products and applications; competition; our sales, marketing and distribution capabilities; our planned sales, marketing, and research and development activities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, our products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risk associated with international operations. Information on these and additional risks, uncertainties, and other information affecting our business and operating results are contained in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and other filings with the Securities and Exchange Commission. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2013 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets microfluidic systems to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies in growth markets, such as single-cell genomics, applied genotyping, and sample preparation for targeted resequencing. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including 18 different commercial IFCs for nucleic acid analysis, and three families of assay chemistries. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm products are provided: For Research Use Only. Not for use in diagnostic procedures.

For more information, please visit www.fluidigm.com.

Fluidigm and the Fluidigm logo are trademarks or registered trademarks of Fluidigm Corporation.

Contact:

Fluidigm Corporation

Un Kwon-Casado, CFA

VP, Corporate Development

650-266-6035 (Office)

un.kwon-casado@fluidigm.com